Exhibit 23.1







                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-52810, 33-77168, 33-89298, 33-80439, 333-20993
and 333-42241) of Tommy Hilfiger Corporation of our report dated May 21, 1997 which is included in Exhibit 99.1 to the Current Report on Form 8-K dated April 1, 1998.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
New York, New York
April 1, 1998